                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES

                                           STATE OR OTHER
                                           JURISDICTION OF
                                            INCORPORATION       OWNERSHIP
                 NAME OF ENTITY            OR ORGANIZATION     INFORMATION
                 --------------            ---------------     -----------
Gyyr Incorporated......................... California          100% owned
Mariner Networks, Inc..................... Delaware            100% owned
Meyer, Mohaddes Associates, Inc........... California          100% owned
                                                               by Odetics
                                                               ITS, Inc.
Odetics ITS, Inc.
  (formerly known as Centro Corporation).. California           93% owned
Odetics Europe Limited.................... England and Wales   100% owned
Odetics Asia Pacific Pte. Ltd............. Singapore           100% owned